Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this Pre-Effective Amendment to Registration Statement on Form S-1 of our report dated May 31, 2024, relating to the financial statement of 21Shares Core Ethereum ETF, as of May 31, 2024, and to the reference to our firm under the heading “Experts” in such Registration Statement.

/S/ Cohen & Company, Ltd.

Hunt Valley, Maryland

May 31, 2024